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                          NOTICE OF GUARANTEED DELIVERY

                                  For Tender Of

          13 3/8% Series A Senior Subordinated Discount Notes due 2009

                    (including those in book-entry form)
                                       of
                                 US Unwired Inc.

   This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company's (as defined below) 13 3/8% Series A Senior Subordinated Discount Notes due 2009 (the "Existing Notes") are not immediately available, (ii) Existing Notes and any other documents required by the Letter of Transmittal cannot be delivered to State Street Bank and Trust Company (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission, overnight courier, telex, telegram or mail to the Exchange Agent. See "The Exchange Offer--
Guaranteed Delivery Procedures" in the Prospectus dated     , 2000 (which,
together with the related Letter of Transmittal, constitutes the "Exchange Offer") of US Unwired Inc., a Louisiana corporation (the "Company").

                  THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:
                      STATE STREET BANK AND TRUST COMPANY

     By Hand or Overnight Delivery:         By Registered or Certified Mail:
  State Street Bank and Trust Company     State Street Bank and Trust Company
       Corporate Trust Department              Corporate Trust Department
         2 Avenue de Lafayette                       P. O. Box 778
  Corporate Trust Window, Fifth Floor            Boston, MA 02102-0078
         Boston, MA 02111-1724                   Contact: Kellie Mullen
         Contact: Kellie Mullen

                            Facsimile Transmissions:
                          (Eligible Institutions Only)
                                 (617) 662-1452
                            Attention: Kellie Mullen

                           To Confirm by Telephone or
                             for Information Call:
                                 (617) 664-5587

   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

   THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL.

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                              GUARANTEE OF DELIVERY
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

   The undersigned, a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States or an eligible guarantor institution within the meaning of Rule 17Ad-15 of the Securities Exchange Act, hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the certificates for all physically tendered Existing Notes, in proper form for transfer, or confirmation of the book-entry transfer of such Existing Notes to the Exchange Agent's account at The Depository Trust Company, pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with any other documents required by the Letter of Transmittal, within five New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

   The undersigned acknowledges that it must deliver the Existing Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm: _______________________
                                          ____________________________________
                                          (Authorized Signature)
Address: ____________________________

_____________________________________     Name: _______________________________
                                                      (Please type or print)
                               (Zip Code)

                                          Title: ______________________________
Area Code and Telephone Number: _____

_____________________________________     Date: _______________________________

  NOTE: DO NOT SEND EXISTING NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF EXISTING NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND FULLY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

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